UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

Delaware	000-23489	52-1309227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACCESS WORLDWIDE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

4950 Communication Avenue, Suite 300, Boca Raton, FL 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code (561) 226-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4 – Changes in Registrant’s Certifying Accountant.

On January 29, 2004, the Company, as approved by the Company’s Audit Committee, hired BDO Seidman, LLP as its independent accountants for the 2003 fiscal year. BDO Seidman, LLP succeeds PricewaterhouseCoopers LLP who resigned its position on December 5, 2003, as described on the Company’s report on Form 8-K filed on December 12, 2003.

During the Company’s years ended December 31, 2002 and 2003, and through the date of this Form 8-K, the Company did not consult with BDO Seidman, LLP in respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Access Worldwide Communications, Inc.

Date: February 4, 2004	By:	/s/ John Hamerski

John Hamerski, Executive Vice President and Chief Financial Officer